Exhibit 17(a)

                         PROXY FOR A SPECIAL MEETING OF
                                  SHAREHOLDERS

MAY 31, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF AMSOUTH FUNDS.

         The undersigned hereby appoints JEFFREY C. CUSICK and RODNEY L. RUEHLE, and each of them with full power of substitution, as proxy of the undersigned and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of the AmSouth Growth Fund on May 31, 2002 at 10:00 a.m., Eastern time, and at any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

1. Approval of the Plan of Reorganization and Termination adopted by AmSouth Funds providing for the transfer of all of the assets of the AmSouth Growth Fund ("Growth Fund") to the AmSouth Capital Growth Fund ("Capital Growth Fund") in exchange for Class A, Class B, and Trust shares of the Capital Growth Fund and the assumption by the Capital Growth Fund of all of the liabilities of the Growth Fund, followed by the dissolution and liquidation of the Growth Fund and the distribution of those shares to the shareholders of the Growth Fund.

        FOR                    AGAINST                 ABSTAIN

        []                        []                     []

2. To transact any other business that may properly come before the meeting or any adjournment thereof.

        FOR                    AGAINST                 ABSTAIN

        []                        []                      []

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) AND TO AUTHORIZE THE PROXIES, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TRUSTEES RECOMMEND A VOTE FOR ITEMS (1) AND (2).

NOTE: Please sign exactly as the name appears on this card. EACH joint owner should sign. When signing as executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give the full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership name.


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Please be sure to sign and date this Proxy.

--------------------------------------
Signature of Shareholder(s)

--------------------------------------
Signature of Shareholder(s)

Dated:                              , 2002
       -----------------------------

PLEASE EXECUTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

OR

VOTE ON-LINE

1. Read the enclosed Proxy Statement and have your Proxy Card* at hand.
2. Go to the Web Site www.proxyvote.com.
3. Enter the 12-digit Control Number found on your Proxy Card.
4. Cast your vote using the easy-to-follow instructions.

VOTE BY TOLL-FREE PHONE CALL

1. Read the enclosed Proxy Statement and have your Proxy Card* at hand.
2. Call the toll-free number found on your Proxy Card.
3. Enter the 12-digit Control Number found on your Proxy Card.
4. Cast your vote using the easy-to-follow instructions.

*DO NOT MAIL THE PROXY CARD IF VOTING BY INTERNET OR TELEPHONE.













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